Exhibit 23.3

Consent of Independent Auditor

Board of Directors

MedEquities Realty Trust, Inc.

We consent to the incorporation by reference in the Registration Statement of MedEquities Realty Trust, Inc. on Form S-8 (No.333-206490) of our report dated April 7, 2017, related to the consolidated financial statements of GruenePointe Holdings, LLC and subsidiaries, as of December 31, 2016, and for the year then ended, which report is included as Exhibit 99.1 in this Annual Report on Form 10-K/A.

/s/ Whitley Penn LLP

Dallas, Texas

April 7, 2017